                                                                    EXHIBIT 1.04
================================================================================


                          SECOND SUPPLEMENTAL INDENTURE



                                  BY AND AMONG


                               SCHULER HOMES, INC.
                   (FORMERLY KNOWN AS SCHULER HOLDINGS, INC.),


                            SCHULER RESIDENTIAL, INC.
                    (FORMERLY KNOWN AS SCHULER HOMES, INC.),


                                       AND

                                 BANK OF HAWAII,
               ACTING THROUGH ITS PACIFIC CENTURY TRUST DIVISION,
                                   AS TRUSTEE



                            DATED AS OF JUNE 21, 2001


                         SUPPLEMENTING AND AMENDING THE
                    INDENTURE, DATED AS OF JANUARY 15, 1993,
                    BY AND BETWEEN SCHULER RESIDENTIAL, INC.
                    (FORMERLY KNOWN AS SCHULER HOMES, INC.)
                          ("SCHULER RESIDENTIAL") AND
             BISHOP TRUST COMPANY, LIMITED (AS PREDECESSOR TRUSTEE),
              AS AMENDED AND SUPPLEMENTED BY A FIRST SUPPLEMENTAL
                      INDENTURE, DATED AS OF APRIL 2, 2001,
    BY AND AMONG SCHULER RESIDENTIAL, SCHULER HOMES, INC. (FORMERLY KNOWN AS
                    SCHULER HOLDINGS, INC.) AND THE TRUSTEE,
                                  PROVIDING FOR

                6.5% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2003


================================================================================

                                TABLE OF CONTENTS


                                                                                                                PAGE



ARTICLE I           DEFINITIONS; INTERPRETATION..................................................................2

         Section 1.1       Definitions...........................................................................2

         Section 1.2       Interpretation........................................................................2

ARTICLE II          ASSUMPTION BY SUCCESSOR CORPORATION..........................................................2

ARTICLE III         AMENDMENTS...................................................................................2

         Section 3.1       Amendment to Form of Debenture........................................................2

         Section 3.2       Amendment to Section 1.01 (Definitions)...............................................3

         Section 3.3       Global Amendment......................................................................4

         Section 3.4       Amendment to Sections 15.02, 15.05, 15.08, 15.09, 15.10, 16.02 and 16.03..............4

         Section 3.5       Amendment to Section 17.03............................................................4

ARTICLE IV          MISCELLANEOUS................................................................................5

         Section 4.1       Conflict with the Trust Indenture Act.................................................5

         Section 4.2       Date and Time of Effectiveness........................................................5

         Section 4.3       Debentures Deemed Conformed...........................................................5

         Section 4.4       Successors............................................................................5

         Section 4.5       Benefits of Supplemental Indenture....................................................5

         Section 4.6       Separability..........................................................................5

         Section 4.7       Trustee Responsibility................................................................5

         Section 4.8       Headings..............................................................................6

         Section 4.9       Counterparts..........................................................................6

         Section 4.10      Governing Law.........................................................................6



         SECOND SUPPLEMENTAL INDENTURE, dated as of June 21, 2001 (this "SUPPLEMENTAL INDENTURE"), by and among SCHULER HOMES, INC., a Delaware corporation (formerly known as Schuler Holdings, Inc.) ("SCHULER HOMES"), SCHULER RESIDENTIAL, INC., a Delaware corporation (formerly known as Schuler Homes, Inc.) ("SCHULER RESIDENTIAL"), and BANK OF HAWAII, ACTING THROUGH ITS PACIFIC CENTURY TRUST DIVISION, as successor trustee (the "TRUSTEE").


         WHEREAS, Schuler Residential and Bishop Trust Company, Limited, as the predecessor to the Trustee, entered into an Indenture, dated as of January 15, 1993 (the "ORIGINAL INDENTURE"), providing for the issuance by Schuler Residential of its 6.5% Convertible Subordinated Debentures (the "DEBENTURES"); and

         WHEREAS, Schuler Residential, Schuler Homes and the Trustee entered into a First Supplemental Indenture, dated as of April 2, 2001 (the "FIRST SUPPLEMENTAL INDENTURE"), providing, among other things, that each Debenture shall be convertible into Class A Common Stock, par value $.001 per share, of Schuler Homes instead of Common Stock of Schuler Residential (the Original Indenture as amended by the First Supplemental Indenture is referred to herein as the "AMENDED INDENTURE"); and

         WHEREAS, on April 2, 2001, pursuant to the Plan of Reorganization (as defined in the First Supplemental Indenture), Schuler Residential changed its name from "Schuler Homes, Inc." to "Schuler Residential, Inc.", and Schuler Homes changed its name from "Schuler Holdings, Inc." to "Schuler Homes, Inc."; and

         WHEREAS, pursuant to Section 2.6(b) of the Plan of Reorganization, on the date hereof, Schuler Residential shall be merged into Schuler Homes, and Schuler Homes shall be the surviving corporation of such merger (the effective time of such merger on the date hereof is referred to herein as the "MERGER EFFECTIVE Time"); and

         WHEREAS, Section 12.01 of the Amended Indenture provides that the Company may not merge into any person unless the person into which the Company is merged shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debentures and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed; and

         WHEREAS, pursuant to Section 11.01 of the Amended Indenture, Schuler Residential has requested Schuler Homes and the Trustee to join with Schuler Residential in executing this Supplemental Indenture; and

         WHEREAS, Section 11.01 of the Amended Indenture provides that the Company and the Trustee may enter into a supplemental indenture without the consent of any holder of the Debentures for the purpose of evidencing the succession of another corporation to the Company and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Twelve of the Amended Indenture and to make other changes which shall not adversely affect the interests of the Debenture holders; and

         WHEREAS, Schuler Residential, Schuler Homes and the Trustee have agreed to execute this Supplemental Indenture and have done all things necessary under their respective charters and by-laws and the Amended Indenture to enter into this Supplemental Indenture;

         NOW, THEREFORE, in consideration of these premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all holders of the Debentures as follows:



                                   ARTICLE I

                          DEFINITIONS; INTERPRETATION

         Section 1.1 DEFINITIONS. Capitalized terms that are defined in the preamble or the recitals hereto shall have such meanings throughout this Supplemental Indenture. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Amended Indenture. The meanings assigned to all defined terms used in this Supplemental Indenture shall be equally applicable to both the singular and plural forms of such defined terms. The term "INDENTURE" as used herein shall mean the Amended Indenture, as amended and supplemented by this Supplemental Indenture, or as otherwise supplemented or amended from time to time by one or more supplemental indentures thereto or hereto entered into pursuant to the applicable provisions of the Indenture.

         Section 1.2 INTERPRETATION. References in the Amended Indenture (including references in the Amended Indenture as amended or supplemented hereby) to "this Indenture" (and indirect references such as "hereunder," "herein" and "hereof") shall be deemed references to the Amended Indenture as amended and supplemented hereby. All of the covenants, agreements and provisions of this Supplemental Indenture shall be deemed to be and construed as part of the Amended Indenture to the same effect as if fully set forth therein and shall be fully enforceable in the manner provided in the Amended Indenture. Except as otherwise expressly provided in this Supplemental Indenture, all of the covenants, agreements and provisions of the Amended Indenture shall remain in full force and effect.

                                   ARTICLE II

                       ASSUMPTION BY SUCCESSOR CORPORATION

         Pursuant to Section 12.01 of the Amended Indenture, Schuler Homes hereby assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the Debentures and the performance or observance of every covenant of the Amended Indenture on the part of Schuler Residential to be performed or observed.

                                  ARTICLE III

                                   AMENDMENTS

         Section 3.1 AMENDMENT TO FORM OF DEBENTURE. With reference to Section
3.3 below (providing that all then outstanding Debentures as of the effective date of this Supplemental

Indenture shall be deemed conformed to this Supplemental Indenture without necessity of reissuance or exchange), the form of Debenture set forth in the second "Whereas" clause of the Amended Indenture (as a result of the amendment thereto pursuant to Section 2.1 of the First Supplemental Indenture) is hereby amended as follows:

            (a) the form of Debenture set forth in the second "Whereas" clause of the Amended Indenture shall be deleted in its entirety and replaced with the form of Debenture set forth in the second "Whereas" clause of the Original Indenture.

            (b) the form of Debenture as amended pursuant to clause (a) above shall be further amended such that the words "BISHOP TRUST COMPANY, LIMITED", appearing in the signature block for the Trustee in the Form of Trustee's Certificate of Authentication on page 3 of the form of Debenture, shall be replaced with the words "BANK OF HAWAII, acting through its Pacific Century Trust division."

            (c) the form of Debenture as amended pursuant to clauses (a) and (b) above shall be further amended such that the words `an Indenture dated as of January 15, 1993 (herein called the "Indenture"), between the Company and Bishop Trust Company, Limited (herein called the "Trustee")', appearing in the first paragraph of the Form of Reverse of Debenture on page 3 of the form of Debenture, shall be replaced with the following words:

         `an Indenture, dated as of January 15, 1993, by and between the predecessor of the Company and Bishop Trust Company, Limited (the predecessor trustee), as amended and supplemented by a First Supplemental Indenture, dated as of April 2, 2001, by and among the predecessor of the Company, the Company and Bank of Hawaii, acting through its Pacific Century Trust division, as successor trustee (the "Trustee"), as further amended and supplemented by a Second Supplemental Indenture, dated as of June 21, 2001, by and among the predecessor of the Company, the Company and the Trustee (as so amended and supplemented, the "Indenture")'.


         Section 3.2 AMENDMENT TO SECTION 1.01 (DEFINITIONS). Section 1.01 of the Amended Indenture shall be amended as follows:

            (a) Section 1.01 of the Amended Indenture shall be amended by inserting therein the following terms and definitions:

                 (i) COMMON STOCK: The term "Common Stock" shall mean Class A Common Stock, par value $.001 per share, of the Company or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; PROVIDED that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications; PROVIDED, FURTHER, that the term "Common Stock" shall not include the Company's Class B Common Stock, par value $.001 per share, or shares of any class or classes resulting from any reclassification or reclassifications thereof

                 (ii) SECOND SUPPLEMENTAL INDENTURE: The term "Second Supplemental Indenture" shall mean the Second Supplemental Indenture, dated as of June 21, 2001, by and among the Company, Schuler Residential and the Trustee.

                 (iii) SCHULER RESIDENTIAL: The term "Schuler Residential" shall mean Schuler Residential, Inc., a Delaware corporation (formerly known as Schuler Homes, Inc.), predecessor to the Company under this Indenture.

            (b) The definitions of the terms "Class A Common Stock" and "Schuler Holdings" shall be deleted from Section 1.01 of the Amended Indenture.

            (c) The definitions of the terms "First Supplemental Indenture", "Company" and "Corporate Office of the Trustee" shall be amended each to read in its entirety as follows:

                 (i) FIRST SUPPLEMENTAL INDENTURE: The term "First Supplemental Indenture" shall mean the First Supplemental Indenture, dated as of April 2, 2001, by and among Schuler Residential, the Company and the Trustee.

                 (ii) COMPANY: The term "Company" shall mean Schuler Homes, Inc., a Delaware corporation (formerly known as Schuler Holdings, Inc.), the successor under this Indenture to Schuler Residential, Inc. (formerly known as Schuler Homes, Inc.), and, subject to ther provisions of Article Twelve, shall include its successors and assigns.

                 (iii) CORPORATE TRUST OFFICE OF THE TRUSTEE: The term "Corporate Trust Office of the Trustee," or other similar terms, shall mean the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office, at the date of the Second Supplemental Indenture, is located at 111 South King Street, Honolulu, Hawaii 96813."

            (d) The definition of the term "Subsidiary" in the Amended Indenture shall be deleted in its entirety and replaced with the definition of the term "Subsidiary" in the Original Indenture.

         Section 3.3 GLOBAL AMENDMENT. All instances in the Amended Indenture to the term "Class A Common Stock" shall be replaced with the term "Common Stock."

         Section 3.4 AMENDMENT TO SECTIONS 15.02, 15.05, 15.08, 15.09, 15.10,
16.02 AND 16.03. Sections 15.02, 15.05, 15.08, 15.09, 15.10, 16.02 and 16.03 of
the Amended Indenture shall be deleted in their entirety and replaced with Sections 15.02, 15.05, 15.08, 15.09, 15.10, 16.02 and 16.03, respectively, of the Original Indenture.

         Section 3.5 AMENDMENT TO SECTION 17.03. The last sentence of Section
17.03 shall be amended to read in its entirety as follows:

          "Any notice direction, request or demand hereunder to and upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee, which office is, as the date of the Second Supplemental Indenture, located at 111 South King Street, Honolulu, Hawaii 96813, Attention: Corporate Trust Department;
          telephone: (808) 538-4489; facsimile: (808) 538-4005."


                                   ARTICLE IV

                                  MISCELLANEOUS

         Section 4.1 CONFLICT WITH THE TRUST INDENTURE ACT. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act of 1939 (the "TIA") that is required under the TIA to be part of and govern the Indenture, such provision of the TIA shall control. If any provision hereof modifies or excludes any provision of the TIA that may be so modified or excluded under the TIA with respect to the Indenture, such provision of the TIA shall be deemed to be so modified or excluded with respect to this Supplemental Indenture.

         Section 4.2 DATE AND TIME OF EFFECTIVENESS. This Supplemental Indenture shall take effect and become a legally binding instrument at and as of the Merger Effective Time.

         Section 4.3 DEBENTURES DEEMED CONFORMED. As of the effective date of this Supplemental Indenture, the provision of each Debenture then outstanding shall be deemed to be conformed, without necessity for any reissuance or exchange of such Debenture or any other action on the part of the holders of the Debentures, the Company or the Trustee, so as to reflect this Supplemental Indenture.

         Section 4.4 SUCCESSORS. All agreements by Schuler Homes, Schuler Residential and the Trustee in this Supplemental Indenture and in the Amended Indenture, as amended hereby, shall bind their respective successors.

         Section 4.5 BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give any Person, other than the parties hereto and their successors hereunder, and the holders of the Debentures, any benefit or any legal and equitable right, remedy or claim under this Supplemental Indenture or the Amended Indenture, as amended hereby.

         Section 4.6 SEPARABILITY. In case any provision in this Supplemental Indenture, or in the Amended Indenture, as amended hereby, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

         Section 4.7 TRUSTEE RESPONSIBILITY. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Amended Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions of its acceptance of the trusts under the Amended Indenture, as fully as if said terms and conditions were set forth in full herein.

         Section 4.8 HEADINGS. The Article and Section headings of this Supplemental Indenture have been inserted for convenience and reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 4.9 COUNTERPARTS. This Supplemental Indenture may be executed in counterparts, each of which shall for all purposes be deemed to be an original, and all of which shall together constitute but one and the same instrument.

         Section 4.10 GOVERNING LAW. This Supplemental Indenture shall be deemed to be a contract made under the laws of Delaware, and for all purposes shall be construed in accordance with the laws of Delaware.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

                           SCHULER HOMES, INC.
                           (FORMERLY KNOWN AS SCHULER HOLDINGS, INC.)




                            By: /s/ James K. Schuler
                               -------------------------------------------------
                                              James K. Schuler
                                     President and Chief Executive Officer



                            SCHULER RESIDENTIAL, INC.
                            (FORMERLY KNOWN AS SCHULER HOMES, INC.)




                            By: /s/ James K. Schuler
                               -------------------------------------------------
                                                James K. Schuler
                                       President and Chief Executive Officer


                            BANK OF HAWAII, ACTING THROUGH ITS PACIFIC CENTURY TRUST DIVISION


                            By: /s/ Johanna K. Tokunaga
                               -------------------------------------------------
                                              Johanna K. Tokunaga
                                             Assistant Vice President




                            By: /s/ Monica F. Boe
                                ------------------------------------------------
                                                Monica F. Boe
                                                Vice President